Exhibit 10.4
CONTROL AGREEMENT
Re:           Account No. Smith Barney *** — ***** — ** — ***
Travelers Casualty and Surety Company of America, Secured Party
FBO Apollo Group, Inc.
     This agreement refers to the above-referenced and entitled Smith Barney Inc. (“SB”) Account (together with any substitution or replacement thereof, the “Account”) which the undersigned account holder(s) (jointly and severally if more than one) (the “Account Holder”) has instructed SB (the “Securities Intermediary”) to entitle as referenced above and hold certain of the Account Holder’s assets as set forth in Exhibit “A”. The Account Holder and the Securities Intermediary hereby acknowledge and agree that the Account is a cash securities account and is not a DVP account, a retirement account, an SB margin account or an SB linked account.
     The Account Holder and the Secured Party (“Secured Party”) hereby notify the Securities Intermediary that the Account Holder has granted the Secured Party a security interest in the Account, all financial assets and other items therein, all proceeds thereof and distributions in connection therewith and income received thereon (the “Collateral”) pursuant to a Collateralized Bond Surety Program Registered Pledge and Master Security Agreement dated even date herewith made by the Account Holder in favor of the Secured Party (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”). The Securities Intermediary hereby acknowledges being so notified and confirms that it has recorded such security interest on its books and records. Further, the Securities Intermediary confirms that as of the date hereof, its personnel generally responsible for maintaining records of liens or security interests with respect to cash securities accounts, have no knowledge of any restraint, security interest, lien or other adverse claim in or to the Account or any item therein; provided that the Securities Intermediary may retain a subordinated lien in connection with any obligations that Account Holder may have incurred with the Securities Intermediary. In addition, the Securities Intermediary agrees to promptly notify the Secured Party and the Account Holder in the event it receives any written notice of any lien, encumbrance or adverse claim against the Account or any of the other Collateral.
     The Account Holder and Secured Party agree that the Account Holder may only instruct the Securities Intermediary to sell or purchase the types of securities for the benefit of the Portfolio, as set forth in Exhibit “B” hereinafter referred to as “Permitted Trading.”
     The Account Holder and Secured Party consent and agree that, other than the instructions set forth in the preceding paragraph, the only instructions that shall be given to the Securities Intermediary in regard to or in connection with the Account shall be given by the Secured Party. The Account Holder shall not instruct the Securities Intermediary to deliver and, subject to Section 8(a)(iii) of the Security Agreement, the Securities Intermediary shall not deliver cash, securities, or proceeds from the sale of, or distributions on, such securities out of the Account.
     Notwithstanding anything herein to the contrary, upon written notice, at any time, by the Secured Party to the Securities Intermediary (the form of such notice is hereinafter referred to as

“Notice of Exclusive Control”, as set forth in “Exhibit C”) the Securities Intermediary shall not accept or honor any instructions from or on behalf of the Account Holder in respect of the Account, including but not limited to instructions relating to Permitted Trading, and shall only comply with the instructions of the Secured Party. The Securities Intermediary agrees that all property in the Account at any time shall be treated as a financial asset for purposes of the Uniform Commercial Code in effect in New York as of the date thereof.
     The Account Holder hereby authorizes the Securities Intermediary to, and the Securities Intermediary shall, provide the Secured Party with a monthly statement of assets and a confirmation statement of each transaction effected in the Account after such transaction is effected. The Account Holder further authorizes the Securities Intermediary to disclose to the Secured Party such information relative to the Account, the financial assets and credit balances therein as the Secured Party may at any time request, without any reference to any further authority for, or inquiry as to the justification for, such disclosure, with it being agreed that Securities Intermediary will provide Account information to Secured Party as frequently as Secured Party may require to permit it to monitor the Collateral for compliance with the Security Agreement.
     The Securities Intermediary will comply with all entitlement orders originated by the Secured Party without further action or consent by Account Holder or any other person and will (i) as frequently as requested in writing by the Secured Party, transfer all available credit balances and financial assets in the Account to such account as may be designated by the Secured Party by wire transfer, depository transfer check, automatic clearing house electronic transfer, or otherwise, as the Secured Party may direct in its sole discretion and (ii) maintain the Account and all financial assets and other items therein as the Secured Party may direct in writing from time to time (including using its best efforts to place or negotiate orders to sell securities in the Account, including but not limited to sell orders pursuant to stock powers issued in favor of the Securities Intermediary, and transferring the proceeds of sale to the Secured Party in accordance herewith), in each case until such time (if any) as the Notice of Exclusive Control is withdrawn or rescinded by the Secured Party.
     Any security interest in or lien on the Account or other Collateral, as defined in this Control Agreement, granted to or otherwise obtained by the Securities Intermediary (including, without limitation, by operation of law) shall be junior and subordinate to the security interest and lien of the Secured Party in and on the Account and other Collateral, as defined in this Control Agreement, regardless of the order of perfecting any such security interest or lien, the filing or absence of filing any financing statement or the taking or failure to take any other action. The Securities Intermediary acknowledges the Secured Party’s perfected security interest in the Account and other Collateral, as defined in this Control Agreement, and agrees that, except as provided herein, it will not (i) foreclose upon, sell or otherwise dispose of the Account or any such other Collateral, or exercise any bankers’ or other lien or right of setoff or similar right in connection with the Account or any such other Collateral, in each case without the prior written consent of the Secured Party or (ii) receive, accept or apply any proceeds of the Account or any such other Collateral to or on account of any indebtedness or obligation of the Account Holder to the Securities Intermediary, in each case until the Secured Party has released its security interest in the Account and any such other Collateral, provided however that nothing herein shall limit the right of the Securities Intermediary from debiting the Account in an amount equal to the amount of any deposit that the Securities Intermediary has credited to the Account that is thereafter returned to the Securities Intermediary because of insufficient funds or is otherwise unpaid. The Securities Intermediary shall neither advance margin or other credit against the Account, nor hypothecate any financial assets or other items carried in the Account, without the prior written consent of the Secured Party. The Securities Intermediary shall not agree with any other person or entity that it will comply (and the Securities Intermediary shall not comply) with any withdrawal, transfer, payment or redemption instruction, or any other entitlement order or other order, from such person or entity concerning the Account or any financial assets or other items therein, without the prior written consent of the Secured Party, and any such agreement entered into without such consent shall be null and void.
     The Account Holder acknowledges and agrees that this Control Agreement constitutes written notification to the Securities Intermediary with respect to the Secured Party’s security interest in the Collateral pursuant to Articles 8 and 9 of the Uniform Commercial Code in effect in New York as of the date hereof and any applicable federal regulations for the Federal Reserve Book Entry System. The Account Holder and the Secured Party each acknowledge and agree that the Securities Intermediary shall not be held responsible for (i) any decline in the market value of the Collateral or the failure to notify the Account Holder or the Secured Party thereof or (ii) the failure to take any action with respect to the Collateral, except as expressly provided in this Control Agreement, or as instructed by the Secured Party to the Securities Intermediary in accordance with this Control Agreement (which instructions may be oral followed by written confirmation within three (3) business days), (iii) and, except as expressly provided in this Control Agreement, this Control Agreement shall not abridge any rights the Securities Intermediary otherwise may have. To the extent that any provisions of this Control Agreement conflicts with any provisions of the Account Agreements, the provisions of this Control Agreement shall control.
     Except with respect to the obligations and duties expressly provided in this Control Agreement, this Control Agreement shall not impose or create any obligations or duties upon the Securities Intermediary that are greater than or in addition to the usual and customary obligations and duties, if any, of the Securities Intermediary with respect to the Account or the Account Holder. Except as expressly provided in this Control Agreement, the Securities Intermediary shall have no obligation or duty whatsoever to interpret the terms of any other agreements between the Account Holder and the Secured Party or to determine whether any default exists thereunder.
     The Account Holder hereby irrevocably authorizes and instructs the Securities Intermediary to perform and comply with the terms of this Control Agreement and to the extent there is any conflict between this Control Agreement and the Account Agreements, the provisions of this Control Agreement will control. The Account Holder hereby indemnifies and holds harmless the Securities Intermediary from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including reasonable attorney’s fees) and liabilities of every nature and character arising out of or related to this Control Agreement or the transactions, contemplated hereby or any actions taken or omitted to be taken by the Securities Intermediary hereunder, including, without limitation, claims arising out of the Securities Intermediary’s failure to permit the Account Holder to withdraw funds from the Account other than in strict compliance with the terms of this Control Agreement, except to the extent directly caused by the Securities Intermediary’s negligence or willful misconduct. The Secured Party shall indemnify and hold harmless the Securities Intermediary from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including reasonable attorneys’ fees) and liabilities of every nature and character that may result by reason of the Securities Intermediary complying with instructions or requests of the Secured Party as permitted or required under this Control Agreement, except to the extent directly caused by the Securities Intermediary’s negligence or willful misconduct. The foregoing indemnifications shall survive any termination of this Control Agreement.
     The Securities Intermediary may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by Secured Party. The Securities Intermediary shall not be liable in connection with the performance or nonperformance of its duties hereunder, except for its own negligence or willful misconduct. The Securities Intermediary’s duties shall be determined only with reference to this Control Agreement and applicable laws, and the Securities Intermediary shall not be charged with knowledge of or any duties or responsibilities in connection with, any other document or agreement.
     All notices required to be given pursuant to this Control Agreement shall be in writing and shall be delivered by hand, mailed by United States registered or certified first class mail, postage prepaid and return receipt requested, sent by overnight courier, sent via facsimile with evidence of receipt, addressed to the applicable party at its address set forth on the signature page hereto or, in each case, to such other address for notices as any of the parties to this Control Agreement shall last have furnished in writing to the other parties hereto in accordance with this paragraph. Any such notice or communication shall be deemed to have been duly given or made and to have become effective at the time of the receipt thereof by the party to which it is directed, or when delivery is duly attempted and refused.
     This Control Agreement may not be amended or modified without the prior written consent of the Securities Intermediary, the Account Holder and the Secured Party. This Control Agreement shall continue in full force until the Securities Intermediary receives written notice from the Secured Party terminating this Control Agreement. Upon receipt of such notice, all obligations of the Securities Intermediary under this Control Agreement shall cease including without limitation any and all obligations hereunder with respect to the maintenance of the Account. Thereafter, the Securities Intermediary may take such steps as the Account Holder may request to vest full ownership and control of the Account in the Account Holder.
     No delay or omission on the part of the Secured Party or the Securities Intermediary in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Control Agreement. No waiver of any right under this Control Agreement shall be effective unless in writing and signed by the Secured Party and the Securities Intermediary, and no waiver on one occasion shall be construed as a bar to or waiver of any such right on any other occasion.
     This Control Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Control Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.
     This Control Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of law principles thereof and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     This Control Agreement constitutes the entire agreement, and supersedes any prior agreements, of the parties concerning its subject matter. In the event a provision of this Control Agreement is unenforceable, this agreement shall be construed to the extent possible as if the unenforceable provision were omitted.
     Please indicate your agreement with the foregoing by signing below and returning this Control Agreement.

ACCOUNT HOLDER

Signature	/s/ Brian E. Mueller	/s/ P. Robert Moya		Date: 2-14-08

Signers:	Brian E. Mueller, President	P. Robert Moya, Senior Vice President and Secretary
Address:	Apollo Group, Inc., 4025 S. Riverpoint Parkway, Phoenix, AZ 85040

SECURED PARTY

Signature	/s/ George W. Thompson	Date:	February 25, 2008

Authorized Signer:	George W. Thompson, Sr. Vice President
Address:	Travelers Casualty and Surety Company of America, One Tower Square, Bond - 2SHS2, Hartford, CT 06183
Accepted and Agreed:
SMITH BARNEY INC.

By:	/s/ Gabriel D’Amica, Jr.	Date:	2/25/08

Authorized Signer: Gabriel D’Amica, Jr., Branch Manager
Address: Cityplace I, 185 Asylum Street, Floor 21 Hartford, CT 06103

EXHIBIT A
PLEDGED COLLATERAL ACCOUNT NUMBER: ***- ***** - ** -***
APOLLO GROUP, INC.
TOTAL COLLATERAL REQUIREMENT: $ 95,000,000

EXHIBIT B
APOLLO GROUP, INC.
PERMITTED TRADING
Types of securities which Account Holder is permitted to instruct the Securities Intermediary to sell or purchase:
a.	Money Market Funds

b.	U.S. Treasuries

c.	Government Agencies

d.	Municipal Bonds: Rated AA- or better

e.	Auction Rate Securities, within all of the following parameters:
•	Long-term credit ratings of AA- or better; and

•	Total Portfolio Holdings not to exceed $150 Million (par value); and

•	No investment in any single municipality or entity exceeds 10% of portfolio; and

•	No more than $10 Million may be purchased in a single security transaction.

SAMPLE FORM ONLY — DO NOT COMPLETE UNLESS ACCOUNT HOLDER WILL BE DENIED TRADING PRIVILEGES
EXHIBIT C
Form of Notice of Exclusive Control
                                        ,

Smith Barney Inc.

Attn.:

Re: Control Agreement dated [             ]
Ladies and Gentlemen:
     Reference is made to the Control Agreement dated                                          (the “Agreement”; capitalized terms used herein shall have the meanings assigned thereto in the Agreement) among you, us and                                          (the “Account Holder”). This letter constitutes a Notice of Exclusive Control under the Agreement.
     Effective today and continuing until we shall authorize you in writing to do otherwise, you shall no longer accept or honor any instructions from or on behalf of the Account Holder in respect of the Account or any financial assets or credit balances in the Account including but limited to instruction relating to Permitted Trading and, instead, shall only accept and honor our instructions, as further provided in the Agreement.
Very truly yours,

By:

(SECURED PARTY)
Name:
Title:

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